Exhibit 10.9

ABC (2021) 1003-1

AGRICULTURAL BANK OF CHINA

Agricultural Bank of China Limited

Contract for Loans of Working Capital

No.: 33010120210021114

Dear customer: in order to protect your rights and interests, please carefully read the terms of this contract (especially the terms in BOLD) and pay attention to your rights and obligations in the contract before signing this contract. If you have any questions about this contract, please consult the lender. For business consultation and complaints, please call the customer service hotline of Agricultural Bank of China: 95599.

Catalogue

Article 1 Definition

Article 2 Borrower’s commitment

Article 3 Basic terms

3.1 Loan method

3.2 Loan purpose

3.3 Interest rate, penalty, compound interest

3.4 Withdrawal and loan break payment

3.5 Financial index supervision 1122334566

3.6 Account management

3.7 Repayment 3.9.3.10 rights and obligations

Article 4 Supplementary terms

Article 5 Legal responsibilities

Article 6 Other matters

Borrower (full name): Shijiang Zhongchai Machinery Co., Ltd.

Location (address): No. Xi Road, Gouzhu Town, Xinchang County

Tel: fax:

legal representative / person in charge: He Mengxing

Lender (full name): Xinchang County Branch of Agricultural Bank of China

Location (address): No. 1 Middle Gushan Road, Nanming Street, Xinchang County

Tel: 05758427288 fax:

Legal representative / person in charge: Yu Guojiang

According to relevant national laws and regulations, both parties have reached an agreement through consultation, unless otherwise agreed

Article 1 Definition

The following terms in this contract have the following meanings except for other stipulations: 1.1 Working capital loan: refers to the loan issued by the lender to the borrower for the borrower’s daily production and operation turnover, including general working capital loan and recyclable working capital loan.

1.2 General working capital loan: refers to the borrower’s withdrawal in one or several times within the loan term Non recyclable working capital loan after repayment

1.3 Revolving working capital loan: refers to the working capital loan that can be recycled after repayment after the borrower withdraws several times as needed within the loan limit and the validity period of the loan limit. Among them, for self-service revolving working capital loans, the borrower can withdraw the loan funds independently through the lender’s business counter or self-service electronic channels.

1.4 Loan term: including total loan term and single loan term. The total loan term refers to the period from the date of issuance of the first loan to the date on which the borrower shall pay off all the principal and interest of the loan as agreed in the contract: the term of a single loan refers to the period from the date of issuance of a single loan in the installment withdrawal to the agreed date on which the borrower pays off the principal and interest of the loan.

1.5 Loan limit: refers to the loan principal limit provided by the lender to the borrower within the validity period of the limit agreed in the contract. Within the validity period of the loan limit and the loan limit, the borrower can recycle the loan, but the sum of the loan amount applied by the borrower and the balance of the loan principal outstanding by the borrower under this contract shall not exceed the loan limit. When the validity period of the limit expires, the unused loan limit will automatically become invalid.

16. Validity period of the loan limit: refers to the period from the effective date of the loan limit to the expiration date of the loan limit.

1.7 Self service Electronic Channel: refers to the electronic channels such as handheld bank, online bank, telephone bank and cash management channel provided by the lender for withdrawal under the self-service revolving working capital loan method.

1.8. Period: the period is calculated by day, month and year, If the last day of the expiration of the period is a legal holiday, the first working day after the holiday shall be the expiration date of the period.

1.9 LIBOR / HIBOR: refers to the London / Hong Kong Interbank Offered Rate for the corresponding period of the two working days before the date of Reuters.

1.10 Laws and Regulations: including the people’s law of China, administrative regulations, local regulations, rules, judicial interpretations and other provisions with legal effect.

1.11 LPR: abbreviation of loan prime rate, It refers to the quoted interest rate of the loan market published by the national interbank lending center on the 20th of each month. At present, it includes two varieties of 12-year loan and more than 5-year loan.

1.12 Annualized interest rate: it refers to the interest rate calculated based on the proportion of all loan costs charged to the borrower and the actual occupied loan principal and converted into annualized form. There are no costs directly related to the loan under this contract. In this contract, the loan interest rate and the loan execution interest rate refer to the annualized interest rate of the loan, which is the annualized interest rate calculated based on the interest cost charged to the borrower. The above loan cost does not include the contingent costs that may occur according to this contract, such as the penalty interest or compound interest that may be incurred if the loan is overdue or in breach of contract, and the expenses for the lender to realize its creditor’s rights.

Article 2 The borrower promises as follows:

2.1 Legal compliance of loan application: the borrower is an enterprise (institution) legal person established according to law and approved and registered by the competent department or other organizations that can be used as the borrower according to national regulations: the borrower, its main shareholders and actual controllers have good credit, no major bad records, no overdue debts, the purpose of the loan and the source of repayment are clear and legal: the borrower’s production and operation are legal and compliant, in line with national industrial, environmental protection and other relevant policies: the borrower, its main shareholders The actual controller is not involved in money laundering, terrorist financing, tax evasion, sanctions and other acts, and the environment and production safety comply with national regulations, and has formulated necessary measures to prevent and respond to environmental and social risks: the borrower, its main shareholders, actual controllers, legal representatives and senior executives are not engaged in illegal fund-raising, underworld and evil related and other illegal financial activities through private lending; there are no other violations of laws and regulations.

2.2 There is no flaw in the act of signing the network. In order to sign this contract or perform its voluntary signature under this contract, the borrower has performed the necessary renewal in accordance with laws and regulations or the articles of association: the legal representative / person in charge or authorized agent of the borrower signs or seals this contract: actively handle or cooperate with the lender in handling contract approval Registration or filing procedures: there are no other circumstances that may lead to the effectiveness of the loan contract due to the borrower.

2.3 The guarantee provided is legal and valid: the borrower ensures that the guarantor has completed the necessary formalities in accordance with laws and regulations or the articles of association of the subsidiary for signing the guarantee contract or performing its obligations under the guarantee contract: the guarantor has the right to establish a guarantee with the collateral; those who sign the guarantee contract have the right to urge the guarantor to actively handle or cooperate with the lender in handling the approval of the guarantee contract Registration or filing procedures and registration procedures of guarantee: each guarantee is free from other validity defects or major adverse changes.

2.4 Contract rights and obligations of Yizhan bank in good faith: use the loan according to the time limit, purpose, party or other laws agreed in the contract, and do not use the loan for fixed assets, equity and other investments, as well as the fields and purposes prohibited by the state, As well as not accumulating loans to engage in illegal and illegal acts, not all using loans: accumulating the relevant national competent departments and lenders to carry out loan payment management, post goods management and relevant inspection: timely and fully state the payment for goods in accordance with the contract, and do not evade debts in any way; conducting foreign investment, substantially increasing debt financing, merger, division Obtain the lender’s consent before the transfer of accumulated funds and other major matters: the lender has the right to recover the loan in advance according to the borrower’s return of funds: in case of re discussion, major changes in senior management, changes in accounting policies and major adverse events affecting the residual debt ability, timely notify the lender: there are other violations of contractual obligations.

2.5 The borrower has not concealed from the lender any event that has occurred or is occurring and may affect its financial status and solvency, including but not limited to:; Litigation, arbitration, other administrative procedures or claims.

2.6 The borrower shall timely provide the lender with true, complete, accurate, legal and effective materials, including but not limited to the borrower, guarantor, shareholder and other relevant documents.

Article 3 Basic terms

3.1 Loan method the lender shall grant loans to the borrower in accordance with the following loan method (1)

(1) General working capital borrowings

① Currency and amount of the loan (in words): RMB one hundred and thirty thousand only

② Total loan term (in words): 1 year

③ Amount and term of single loan:

Loan amount	Issue date	Loan term
18.83 million Yuan	August 24, 2021	August 23, 2022

(The attached table added due to insufficient columns in the table is an integral part of the contract.)

(2) Revolving loan

① Loan limit and amount (in words)

② Validity period of the limit (in words) (mm / DD / yyyy) (mm / yyyy),

(3) Revolving working capital loan

① Currency and amount of loan limit (in words)

② Validity period of the limit (in words) (mm / DD / yyyy) to (mm / DD / yyyy)

3.2 Purpose of loan

The loan under this contract is used for: payment needs

3.3 interest rate, penalty interest and compound interest

3.3.1 loan interest rate (i.e. annualized loan interest rate)

3.3.1.1 for RMB loans, the interest rate shall be determined according to the following method (1)

(1) Fixed interest rate: it is determined according to the LPR plus (plus / minus) 71.75bp (LBP = 0.01%) for the 1-year period (more than 1 year / 5-year period) on the day before the withdrawal date of each loan (withdrawal date of each loan / contract signing date). The loan interest rate is fixed during the loan term until the maturity date of the loan

(2) Floating interest rate: it is determined according to the LPR agreed in each cycle plus or minus a certain point difference, and fluctuates according to the cycle. Under this contract, the interest rate adjustment takes (in words) months as a cycle, the point spread is (plus / minus) BP (LBP = 0.01%), and the point spread remains unchanged during the loan term. Among them, the LPR executed in the first cycle is the LPR on the day before the loan withdrawal date (years / more than 5 years), and the P executed in each cycle thereafter is re determined according to the L of the loan withdrawal date on the day before the corresponding day of the first month of the cycle. If there is no corresponding day of the loan withdrawal date, the last day of the month shall be regarded as the corresponding day.

(3) Other methods:

3.3.1.2 For foreign exchange loans, the interest rate shall be determined according to the following method:

(1) (IBOR/HIBOR) +% interest rate spread consisting of (in words) monthly floating loan interest rate

(2) The interest rate is% until the maturity date of the loan

(3) Other ways

3.3.2 Interest calculation and settlement methods

3.3.2.1 The interest of the loan shall be settled monthly (month / multiply / year). The interest settlement date is the 20th day of each month (month / quarter end month / year end month). The borrower shall pay the interest on each interest settlement date. If the last repayment date of the loan principal is not on the interest settlement date, the unpaid interest shall be paid with the principal.

3.3.2.2 For the loan with fixed interest rate, the interest shall be calculated according to the loan interest rate agreed in the contract. For the loan with floating interest rate, the interest shall be calculated according to the interest rate determined in the current period of each floating period: if the interest rate fluctuates for many times in a single interest settlement period, the interest of each floating period shall be calculated first, and then the interest of each floating period shall be added up. Where other interest rates are applied, interest shall be calculated in accordance with the agreement

3.3.2.3 If the due date of the loan is a legal holiday or public holiday, the normal repayment date shall be extended to the first working day after the legal holiday or public holiday, and the interest shall be calculated and charged according to the agreed interest calculation method during the extended period

3.3.3 Default interest

3.3.3.1 If the borrower fails to repay the loan principal within the time limit agreed in the contract, the lender shall pay the overdue loan on the basis of the loan execution interest rate agreed in the contract from the date of overdue, The penalty interest shall be calculated and charged by stages according to the overdue period: the penalty interest shall be calculated and charged by floating fifty-three percent (in words) within 30 days (including 30 days); the penalty interest shall be calculated and charged by floating five percent (in words) from 30 days to 60 days (including 60 days); the penalty interest shall be calculated and charged by floating five percent (in words) over 60 days. During the transit period, the penalty interest rate of fixed interest rate loan shall be fixed; if the floating interest rate loan is adjusted by LPR, the penalty interest rate shall be calculated and charged in accordance with 3.3.1.1 (2) of this contract Determination of loan interest rate after floating in the agreed way

3.3.3.2 If the borrower fails to use the loan according to the purpose agreed in the contract, the lender shall calculate and charge the default interest on the loan used in breach of contract by floating the value (in words) by percent on the basis of the agreed loan interest rate from the date of use in breach of contract until the principal and interest are paid off. During the use period of default, the default interest rate of fixed rate loan shall be fixed and unchanged: if the floating rate loan is adjusted by LP, the default interest rate shall be determined according to the loan interest rate after floating according to the method agreed in 3.31.1 (2) of the contract

3.3.3.3 If the same loan is overdue and not used according to the purpose agreed in the contract, the penalty interest rate shall be calculated according to the higher one.

3.3.4 The annualized interest rate, loan interest rate and execution interest rate of the loan under this contract are calculated by the simple interest method, except that the lender agreed in this contract calculates and collects compound interest on the unpaid interest payable by the borrower in accordance with the provisions of the people’s Bank of China. See article 3.3.5 for details

3.3.5 Compound interest

If the borrower fails to pay the unpaid interest payable on schedule, the lender shall charge compound interest on a monthly basis (quarterly and monthly) from the date when the unpaid interest payable by the borrower is not paid on schedule. The unpaid interest payable includes the unpaid interest payable during the loan period (including default interest) and the unpaid interest payable after the loan is overdue (including default interest and default interest). The unpaid interest payable during the loan period shall be compounded at the execution interest rate of the loan agreed in the contract before the payment date, and at the overdue loan interest rate after the repayment date: the unpaid interest payable for overdue borrowing shall be compounded at the overdue loan interest rate

3.4 Withdrawal and loan payment

3.4.1 Withdrawal conditions

3.4.1.1 When applying for withdrawal, the borrower shall meet the following conditions at the same time

(1) The borrower is qualified to undertake capital: if its corresponding decision-making body or authorized body has made a loan decision according to law and needs to be reviewed by relevant departments, it has been approved

(2) The relevant guarantee procedures required by the lender have been completed, and the guarantee is legal and effective

(3) The loan shall comply with the provisions of laws and regulations and the loan contract and the corresponding service contract

(4) The relevant commitments made by the borrower at the time of signing the contract are still true 2 and effective at each withdrawal, and there are no major or substantial adverse changes and other major adverse circumstances that may affect the performance of the contract

(5) Other fixed items

3.4.1.2 If the borrower fails to implement the provisions agreed in 34.1.1 within 3 (3 / 6 / 9) months from the date of signing this contract, the lender has the right to terminate this contract. When the lender terminates the contract, the objection period of the borrower is seven days, which is calculated from the date when the lender notifies the borrower in writing, oral or other forms.

3.4.2 Withdrawal method

3.4.2.1 Borrowing of general working capital

3.4.2.1.1 The borrower shall withdraw the loan according to the demand for international funds. The specific withdrawal plan is as follows:

One-time withdrawal Among them, the first loan must be withdrawn before (mm / DD / yyyy), and the last loan must be withdrawn before (mm / DD / yyyy). If the borrower fails to go through the withdrawal procedures in accordance with the withdrawal plan agreed in the contract, the lender can cancel or partially cancel the undrawn loan, and can re determine whether to issue the letter of credit and the withdrawal conditions

3.4.2.1.2 The lender shall withdraw the proposal money according to the agreed date and amount. If the borrower Huang adjusts the withdrawal plan, he shall apply to the lender Zhu Risha in advance and make the adjustment with the consent of the lender.

3.4.2.2 Recycle working capital loan

3.4.2.2.1 The borrower can apply to the lender for withdrawal of the loan one by one according to the needs within the loan limit, and handle the withdrawal after being reviewed and approved by the lender, but the loan term shall not exceed one month, and the term shall not exceed six months after the expiration date of the limit. 3.4.2.2.2 when applying for withdrawal of the loan, the borrower must submit the loan application to the lender and provide the relevant materials such as business contracts, invoices and other vouchers corresponding to the use of the loan

3.4.2.3 Self service revolving working capital loan

The borrower may withdraw the loan one by one as required through the business counter or self-service electronic channel provided by the lender within the loan limit, but the loan amount of a single loan shall not be less than RMB 50000 and shall be an integral multiple of RMB 10000, the loan term shall not exceed one year, and the expiration date shall not exceed the expiration date of the validity of the limit

3.4.3 Loan payment 3.4.3.1 entrusted payment

3.4.3.1.1 Under any of the following circumstances, the borrower shall entrust the lender to pay the loan fund to the counter-party of the borrower who meets the purpose agreed in this contract and the corresponding business contract

(1) The payment object is clear and the single withdrawal amount exceeds 10000 yuan (including equivalent foreign currency)

(2) Other circumstances agreed by both parties

3.4.3.1.2 If entrusted payment is adopted, the borrower shall submit withdrawal application and entrusted payment notice to the lender in advance, and provide relevant materials such as business contracts, invoices and other vouchers corresponding to the use of funds as required by the lender. After review and confirmation, the lender will directly pay the loan to the borrower’s counterparty through the borrower’s account. If the borrower’s withdrawal application does not meet the withdrawal conditions agreed in the contract, or the payment entrustment application is inconsistent with the contract, the transaction information is incomplete or untrue, the lender may not issue or pay the corresponding loan: the lender shall not be liable for the borrower’s breach of contract or other losses to the counterparty. If the payment information provided by the borrower is inaccurate and incomplete, resulting in the delay or failure of fund payment, the lender shall not be liable

3.4.3:1.3 If the borrower applies for suspension of payment or withdrawal of payment entrustment, it shall submit it to the lender in writing before the lender makes payment. After the lender’s review and confirmation, the entrusted payment shall be suspended and the corresponding loan can be recovered: during this period, the interest of the corresponding loan shall be calculated and charged according to the contract. After the entrusted payment is suspended, if the borrower applies for the resumption of the payment entrustment, the payment entrustment shall be handled according to article

3.4.3.1.4. If the borrower attaches conditions in the entrusted payment notice, the attached conditions shall not have obligations to the lender. Unless otherwise agreed in writing by both parties, the lender shall not be obliged to notify the payee of the entrusted payment, suspension of payment, withdrawal of payment, resumption of payment and other matters handled by the lender

3.4.3.1.5 If entrusted payment is adopted, the lender has the right to restrict the payment behavior and cashing function of non counter channels such as handheld bank, online bank, telephone bank and cash management channel of the borrower’s relevant account

3.4.3.2 Independent payment

3.4.3.1.1 Except as agreed in article 3.4.3.1.1, after the loan is released to the borrower’s account, the borrower can make independent payment in accordance with the contract. The borrower shall inform the lender of the payment of the loan funds as required by the lender, and timely provide the use records of the loan funds and the relevant materials such as business contracts, invoices and other vouchers corresponding to the use of the funds as required by the lender. The lender can verify whether the loan payment meets the agreed purpose through account analysis, voucher inspection, on-site investigation, etc.

3.4.3.3 In the process of loan payment, if the borrower’s credit status drops, the profitability of its main business is not strong, the use of loan funds is abnormal, the borrower fails to pay the loan according to the contract, fails to pay the loan funds according to the method agreed in the contract, and evades the lender’s entrusted payment by breaking up the whole into parts and providing false information, the lender may negotiate with the borrower to supplement the loan issuance and payment conditions, and change the loan payment method according to the contract Or stop loan issuance and payment

3.4.4 Withdrawal reversal

3.4.4.1 If the loan withdrawn by the borrower exceeds the amount actually paid by the borrower for the relevant transaction or the transaction amount is reversed due to the non lender reasons such as the failure to actually perform, cancellation or invalidity of the business contract corresponding to the loan under the contract, the borrower shall return the corresponding loan funds to the lender.

3.4.4.2 If the borrower fails to pay the loan funds in the agreed manner, the lender has the right to recover the loan funds not paid in accordance with the agreement,

3.4.4.3 Before the loan fund is returned to the lender in accordance with articles 3.4.4.1 and 3.4.4.2, The interest shall be calculated and settled in accordance with articles 3.3.1 and 3.3

3.5 in case of the following situations (1), (2) and (3) in the supervision of financial indicators, the borrower shall implement the debt guarantee measures approved by the lender as required by the lender, otherwise, the lender may take the relief measures agreed in article 5.3

(1) The borrower’s asset liability ratio has reached more than 70%.

(2) The borrower’s contingent liability ratio exceeds 50%

(3) The borrower’s operating cash flow is negative for the second two years

(4) Others:

3.6 Account supervision

3.6.1 The borrower designates the following accounts as fund withdrawal accounts

Account Name: Zhejiang Zhongchai Machinery Co., Ltd

Account No.:

3.6.2 When the loan is fully deposited, the following regulatory measures shall be taken for the fund return account:

(1) The borrower is required to provide the capital in and out of the capital return account in time

(2) Other

3.7 Repayment

3.7.1 Repayment method

3.7.1.1 The borrower shall deposit the principal and interest of the loan payable in the current period into the repayment account designated by the lender days before the repayment date, and irrevocably authorize the lender to transfer from the account.

3.7.1.2 If the borrower fails to repay the debts due (including those declared to be due in advance) under the contract as agreed, the lender has the right to deduct corresponding funds from all accounts opened by the borrower with the lender or other branches of Agricultural Bank of China for settlement until all debts of the borrower under the contract are paid off

3.7.1.3 If the lender exercises the right of set off in accordance with the law or the contract, the objection period of the borrower is seven days, calculated from the date when the lender notifies the borrower in writing, orally or in other forms

3.7.2 Repayment order

3.7.2.1 Unless otherwise agreed by both parties, the repayment of the borrower shall be paid in the following order

(1) The order of repayment between the borrower and the lender, and the amount of debts due to be paid by the borrower and not enough to be repaid by the lender;

(2) If the lender exercises the right of set off against the borrower in accordance with the law or the contract, the debt to be set off and the order of set off shall be determined by the lender: when the lender exercises the right of subrogation, the debt to be paid off by the secondary debtor to the lender and the order of set off shall be determined by the lender.

3.7.2.2 If the borrower’s repayment is insufficient to pay off the loan payable, the lender may choose to use the repayment to pay off the principal, interest, default interest, compound interest or realize the cost of debt correction

3.7.3 Prepayment

3.7.3.1 In case of prepayment, the lender shall submit a written application to the lender seven days in advance. After reaching an agreement with the lender, the prepayment can be made. The repayment order of prepayment shall be subject to the provisions of article 3.7.2.

3.7.3.2 When the borrower prepays, the interest on the prepayment part shall be calculated and charged according to the following method (1), and the interest shall be paid off with the principal

(1) The interest shall be calculated and charged according to the actual loan term and the loan interest rate agreed in the contract

(2) The interest shall be calculated and charged by floating% on the basis of the loan interest rate agreed in the contract according to the actual loan term.

(3)Others:

3.7.3.3 If the borrower repays in advance, the principal repayment shall not be less than one hundred thousand yuan and shall be an integral multiple of ten thousand yuan

3.7.3.4 If the borrower repays part of the loan in advance, the interest of the loan that has not been repaid shall still be calculated and paid according to the loan interest rate agreed in the contract

3.7.4 Extension

If the borrower of general working capital loan cannot repay the loan according to the agreed repayment date, he may apply to the lender for extension. The borrower shall submit the extension application to the lender 15 days before the maturity date of the loan, and sign the extension agreement with the borrower with the consent of the lender

3.8 Loan voucher

3.8.1 The loan voucher is an integral part of this contract. If there is no record in this contract, or the recorded loan amount, withdrawal amount, repayment amount, loan Issuance Date and maturity date, loan term, loan interest rate and loan purpose are inconsistent with those recorded in the loan voucher, the records in the loan voucher shall prevail

3.8.2 Under the self-service revolving working capital borrowing method, if the borrower withdraws the loan through the self-service electronic channel, the loan amount, withdrawal amount, repayment amount, loan Issuance Date and maturity date, loan term, loan interest rate and loan purpose shall be subject to the electronic transaction record formed by the self-service electronic channel.

3.9 Guarantee.

3.9.1 The guarantee method of the loan under the contract is mortgage.

3.9.2 The guarantee contract shall be separately signed by the lender, the borrower and the guarantor. If the maximum amount guarantee is adopted, the guarantee contract number is 33100620200087764.

3.10 Rights and obligations

3.10.1 Rights and obligations of the borrower

(1) Withdraw the loan according to the contract

(2) Repay the principal and interest of the loan on time and in full

(3) The loan shall be used in accordance with the purposes and methods stipulated in laws and regulations or agreed in the contract. The loan shall not be used for fixed assets, equity and other investments, nor for the fields and purposes prohibited by the state

(4) Accept and actively cooperate with the lender and its client to supervise and inspect the financial activities, loan use and other relevant matters, and timely submit the loan use, finance and other relevant materials and information required by the lender to the lender at the request of the lender; Cooperate with the lender to carry out the assessment and disposal of anti money laundering, anti terrorist financing, anti tax evasion and sanctions compliance risks, as well as environmental and social risks: cooperate with the borrower and its major shareholders, actual controllers, legal representatives, senior executives and other illegal private lending, illegal fund-raising, triad related and evil related and other illegal financial activities

(5) If the borrower commits any of the following acts, it shall notify the lender in writing in advance and the lender may participate in the implementation with the consent of the lender

① Implement contracting, leasing, joint-stock reform, joint venture, merger, merger, division, reduction of registered capital, joint venture, transfer of major capital, major foreign investment, issuance of bonds, large-scale financing, major related party transactions, application for suspension of business for rectification, application for dissolution, application for bankruptcy, etc.

② Providing a large amount of guarantee for the debts of others or mortgaging or pledging its main property to a third party, which may affect the solvency of the borrower.

③ Other major adverse circumstances of the borrower that are sufficient to cause significant changes in the relationship between creditor’s rights and debts under the contract or affect the realization of the creditor’s rights of the lender.

(6) The borrower shall notify the lender in writing within 5 days of the occurrence of the following events:

① The borrower and its legal representative, principal or actual controller engage in illegal activities

② Shutdown, closure, cancellation, revocation of business license, revocation, etc.

③ Deterioration of financial situation, serious difficulties in production and operation or major adverse disputes

④ The borrower is involved in anti money laundering, anti-terrorism financing, anti tax evasion and sanctions compliance risks

⑤ The borrower involves significant environmental and social risks

⑥ The borrower and its major shareholders, actual controllers, legal representatives and senior executives illegally engage in private goods, illegal fund-raising, underworld and evil related and other illegal financial activities;

⑦ Other matters that the borrower may have an adverse impact on the realization of creditor’s rights

(7) In case of any event, the borrower shall notify the lender in writing within 7 days:

① Change of affiliation, major change of senior personnel and major adjustment of organizational structure

② Major changes have taken place in industrial and commercial registration or licensing matters such as name, domicile and scope

③ Increase the registered capital and make substantive amendments to the articles of association

④ Changes in other important matters that may affect the performance of the borrower’s obligations

(8) The borrower and its investors shall not evade their debts to the lender by withdrawing funds, transferring assets or transferring shares without authorization, and shall not engage in other acts detrimental to the interests of the lender

(9) Other rights and obligations stipulated by laws and regulations or agreed by both parties

3.10.2 Rights and obligations of the owner

(1) Approve and issue the loan to the borrower in full, except for the delay caused by the borrower or other reasons not attributable to the lender

(2) Have the right to supervise and inspect the borrower’s production and operation, financial status, material inventory and loan use in on-site and off-site ways, and require the borrower to provide relevant documents, materials and information

(3) In case of any situation that may affect the safety of the loan or the performance of the debt to the borrower, or in case of the guarantor’s suspension of production, closure of business, cancellation of registration, revocation of business license, bankruptcy, cancellation and major operating losses, which may lead to the partial or total loss of the corresponding guarantee ability, or the reduction of the value, accidental damage or loss of the collateral and pledge as the guarantee of the loan, which endangers the realization of the guarantee, The lender may require the borrower to make corrections within a time limit, implement creditor’s rights protection measures, provide other effective guarantees, or adjust the alkali, cancel the borrower’s loan limit, stop issuing loans, announce the early maturity of the funds under this contract and other contracts, and recover the loans in advance

(4) Other rights and obligations stipulated by laws and regulations or agreed by both parties

3.10.3 Other obligations

3.10.3.1 Each party has the obligation to keep confidential the other party’s business secrets and other information related to interests obtained during the performance of the contract visa: unless otherwise stipulated by laws and regulations, the above information shall not be disclosed or disclosed to any third party without the consent of the other party. 3.10.3.2 after the termination of the contract rights and interests, each party shall perform the necessary obligations of knowledge and assistance in accordance with the principle of good faith. Article 4 supplementary provisions the parties agree as follows:

Article 4 Supplementary provisions

Both parties agree as follows:

Article 5 Legal liability

5.1 The following acts of the borrower shall constitute a breach of contract

(1) Breach of contractual obligations

(2) Failure to fulfill the commitments made in Article 2 of the contract

(3) Express or act to show unwillingness to pay off its matured or undue debts

(4) If it fails to perform or fully perform its obligations under other contracts signed between the borrower and the lender, the lender declares that the borrower constitutes a breach of contract

(5) Other circumstances under which the borrower fails to perform or fully perform the contract

5.2 under the following circumstances, the lender may terminate this contract and other contracts signed by both parties:

(1) Default of borrower or guarantor:

(2) There may be significant adverse changes in the repayment ability of the borrower or guarantor

(3) The mortgaged property and pledged property may suffer significant damage or value impairment

(4) Adjustment of national policies that may have a significant adverse impact on loan security

(5) The borrower has a major breach of contract against other creditors

(6) In other cases where the contract can be terminated as stipulated by law or agreed by both parties, if the lender terminates the contract, the objection period of the borrower is seven days, calculated from the date when the lender notifies the borrower in writing, orally or in other forms.

5.3 in case of any of the circumstances described in Articles 5.1 and 52, the lender may take the following remedies:

(1) Require the borrower and the guarantor to correct the breach of contract or other circumstances detrimental to the safety of the loan within a time limit, implement other debt guarantee measures or provide other effective guarantees

(2) If the borrower fails to use or repay the loan or fails to pay the interest payable as agreed, the penalty interest and compound interest shall be calculated and charged according to the contract until the principal and interest are paid off:

(3) Reduce or cancel the borrower’s loan limit, stop issuing loans, recover the issued loans in advance, and announce the maturity of loans under other loan contracts signed by the borrower and the lender;

(4) Exercise legal or agreed rights such as set off against the borrower

(5) Require the borrower to bear damages and other legal liabilities

(6) Take corresponding asset preservation measures and other legal measures

(7) The borrower’s breach of contract may be publicly disclosed

(8) Other remedies:

5.4 If the borrower’s credit condition deteriorates as agreed in Article 5.2, the lender has the right to automatically cancel all undrawn loan limits of the borrower under this contract without notice

5.5 If the lender realizes the creditor’s rights by litigation or arbitration due to the borrower’s breach of contract, the lawyer’s fees, travel expenses, execution fees, evaluation fees and all other expenses for realizing the creditor’s rights paid by the loan office shall be borne by the borrower.

5.6 On the premise that the borrower performs its obligations under the contract, if the lender fails to issue the loan to the borrower in full on schedule, it shall repay the actual loss of the loan

Article 6 other matters

6.1 Notices and various communications required under the contract shall be delivered to the other party according to the communication address, telex number or other contact information recorded in the contract. If the contact information changes at night, the other party shall be notified in time

6.2 Terms of service

6.2.1 The borrower agrees and confirms that the following address shall be the address of relevant legal documents such as contract performance, negotiation and settlement under the contract, and shall be delivered to No. 1, Meixi Road, Meizhu Town, Xinchang County

Postal Code: 312500

Signee and Tel.: He Mengxing

The relevant legal documents shall be deemed to have been delivered by hand or mailed to the address.

6.2.2 the borrower agrees that the lender or the authority having jurisdiction over the dispute can also serve relevant legal documents on the borrower through the following electronic service method (1)

(1) Mobile phone (SMS):

(2) Fax:

(3) Email address

(4)QQ

(5) WeChat

(6) Other electronic means

6.2.3 The scope of application of the address and method of service includes: various notices, agreements and other documents under the contract, as well as relevant documents and legal documents in the dispute resolution procedure (including but not limited to mediation, arbitration, first instance, second instance, retrial and execution procedure)

If the address or method of service needs to be changed, the borrower shall notify the lender in writing seven working days in advance, and the change will take effect when the lender actually receives the notice. If it fails to give a written notice in advance, it shall be deemed that it has not been changed

If the address or method of service provided by the borrower is inaccurate and untrue, or the lender is not notified in time after the change of address or method of service, or the borrower and the agent designated by the borrower (no matter whether the borrower appoints the agent or not, the lender can serve it to its legal representative or person in charge) refuse to sign for receipt, resulting in the fact that some legal documents are not received, the borrower shall bear the legal consequences arising therefrom and deliver them by mail, The date of return indicated on the mail receipt shall be deemed as the date of delivery; In the case of direct service, the date on which the addressee records the situation on the service receipt on the spot shall be deemed as the date of service; If it is delivered electronically, it shall be deemed as the date of service from the date of entering the system designated by the borrower.

6.2.4 If the delivery address and electronic delivery method are determined at the same time, the delivery to the borrower’s “elastic address” has the same legal effect as electronic delivery. If the same legal document is served in multiple ways, it shall have the effect of service or the first service date shall be the date of service

6.2.5 The terms of service are independent terms and are not affected by the whole contract or the number of other terms

6.3 The expenses to be paid to the third party for the performance of the contract shall be determined and borne by both parties through negotiation. If there is no negotiation or negotiation fails, both parties shall bear them in accordance with laws and regulations or the principle of fairness

6.4 The lender or Agricultural Bank of China may authorize or entrust other branches of Agricultural Bank of China to perform the rights and obligations under the contract (including but not limited to post loan management, loan collection and clearing, exercising security interests, issuing credit, etc.) according to the needs of operation and management, or transfer the loan under the contract to other branches of Agricultural Bank of China for management. The borrower acknowledges this, And bear the corresponding legal consequences of such acts under this contract. The lender does not need to obtain the consent of the borrower for the above acts.

6.5 The lender has the right to provide information related to this contract (including but not limited to loan form classification, loan overdue information, etc.) and other relevant information of the borrower to the basic database of financial credit information for qualified institutions or individuals to query and use in accordance with relevant laws and regulations or the requirements of financial regulatory authorities. The lender shall not be liable in any form for any adverse impact or loss to the borrower caused by any qualified third party’s reliance on or use of the above information.

6.6 During the term of validity of this contract, if the lender is unable to continue to perform this contract or some terms of this contract due to the promulgation or modification of any laws and regulations, national policies or regulatory provisions, the lender has the right to cancel the outstanding loan and take other measures deemed necessary by the Lender in accordance with the above relevant provisions.

6.7 The lender’s failure to exercise or partial exercise or delay in exercising any right under this contract does not constitute a waiver or change of this right or other rights, nor does it affect its further exercise of this right or other relevant rights

6.8 Tax and invoice terms

6.8.1 Vat has been included in the taxable items collected by the lender from the borrower under this contract in accordance with the relevant national laws and regulations on tax collection. The tax rate of value-added tax shall be determined in accordance with the provisions of national laws and regulations. During the performance of the contract, if the national tax administration laws and regulations are adjusted, the lender will adjust the relevant tax rate and other relevant contents accordingly.

6.8.2 The lender will issue special VAT invoices or ordinary VAT invoices to the borrower in accordance with the provisions of national laws and regulations. If it is required to issue special VAT invoices, it shall comply with the conditions and procedures specified in national tax laws and regulations, otherwise the lender has the right to refuse the borrower’s request for special VAT invoices under the contract. Within 360 days after the lender receives the taxes payable by the borrower, the borrower has the right to require the issuance of invoices. The invoice shall be issued by the lender or the billing institution designated by the lender. If the borrower fails to obtain the VAT invoice within the time limit, the lender may not provide the VAT invoice.

6.8.3 If the lender issues the wrong VAT special invoice or VAT ordinary invoice to the borrower due to the borrower’s reason, the borrower shall bear the responsibility, and the lender has the right to require the borrower to bear the losses or other adverse consequences caused to the lender. The borrower is obliged to cooperate with the lender to complete the handling of relevant invoices in case of wrong issuance of VAT invoices and the need for cancellation or issuance of red ink invoices.

6.9 Dispute resolution

6.9.1 In case of any dispute, it shall be settled by both parties through negotiation; if the negotiation fails, it shall be settled according to the first method:

(1) Bring a lawsuit to the people’s court where the lender is located;

(2) Submit to (full name of arbitration institution) for arbitration in accordance with its arbitration rules

6.9.2 During the period of litigation or arbitration, the provisions of the contract that do not involve disputes shall continue to be performed

6.10 Validity of the contract

6.10.1 This contract shall come into force from the date of signing or sealing by both parties

6.10.2 Signing place: No. 1, Gushan Middle Road, Nanming street, Xinchang County

6.10.3 Signing date: August 24, 2021

6.10.4 Matters not covered in this contract shall be separately determined by both parties through negotiation

6.10.5 This contract is made in duplicate, one for the borrower, one for the lender and one for the guarantor, with the same effect

The borrower declares that the lender has provided us with relevant terms (especially the terms in BOLD) in accordance with the law, explained the concept, content and legal effect of relevant terms at our request, and we have known and understood the above terms.

(no text below)

(Signature page of the borrower)

The page is for signing contract No.: 3301012021002114

Borrower(seal): Zhongchai Machinery Co., Ltd

Legal representative/personnel in charge: He Mengxing (seal)

Or authorized agent

(Signature page of the lender)

The page is for signing contract No.: 3301012021002114

Lender(seal): Special Seal for Credit Loan of Xinchang County Branch of ABC

Legal representative/personnel in charge:

Or authorized agent